FOR IMMEDIATE RELEASE
CONTACT:                 Paul D. Geraghty, President and CEO
PHONE:                      215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
FIRST QUARTER EARNINGS OF $4.6 MILLION

Declares dividend of 1 cent per share payable June 15, 2009

HARLEYSVILLE, PA (April 23, 2009) - Harleysville National Corporation (NASDAQ:HNBC) reported today net income of $4.6 million or $.11 per diluted share for the first quarter of 2009, compared to $7.3 million, or $.23 per diluted share, for the first quarter of 2008.  First quarter results include a non-cash other-than-temporary impairment charge of $1.3 million on collateralized debt obligation investments in pooled trust preferred securities, as well as other investments.  First quarter results also include $1.0 million in severance expenses.  These costs were offset by a $2.0 million gain on the sale of investment securities, as well as a $1.7 million gain from the sale of Harleysville National Bank’s merchant credit card business.

Paul D. Geraghty, President and CEO, Harleysville National Corporation, said, “Leading economists continue to forecast a deteriorating economy at least through the end of 2009 and possibly into 2010.  This means that prudent banks like Harleysville must take steps to conserve capital, cut costs, and carefully manage credit exposures now and into the future. We believe that the actions we took in the first quarter will position us for long-term strength and stability.  At the same time, our profitable results and continued organic loan and deposit growth indicate the strength of our underlying franchise as we manage through economic instability and legacy credit costs.”

Provision for Loan Losses
During the first quarter of 2009, provision for loan losses was $7.1 million, compared to $2.0 million in the first quarter of 2008.  The increase in provision for loan losses reflects an increase in nonperforming assets to $89.5 million at March 31, 2009, up from $78.5 million at the end of 2008 and $27.1 million from a year ago.

Geraghty continued, “We have taken a number of steps to protect the interest of shareholders and to proactively reduce exposure to troubled borrowers, while continuing to support our customers and communities.  We have enhanced our credit review process with additional staff and have also bolstered resources in our loan workout group.  During the first quarter we also proactively reduced exposures to several troubled borrowers without the need to write down any of the underlying loans – a significant accomplishment in this economy.  We are carefully monitoring our positions in the loan portfolio to ensure that we are well-equipped to deal with any deteriorating credit situations.  We continue to actively lend to creditworthy commercial and retail customers.”

During the fourth quarter of 2008, the company reported that its Total Capital to Risk-Weighted Assets fell below the well-capitalized level to adequately capitalized.  As of March 31, 2009, this ratio increased to 9.39% from 8.88% at December 31, 2008.

Second Quarter Dividend

The Board of Directors of Harleysville National Corporation declared a regular cash dividend of $.01 per share on 42,715,408 shares of outstanding common stock as of April 22, 2009. The dividend is payable June 15, 2009, to shareholders of record on May 30, 2009.

Geraghty continued, “As we continue to manage through legacy credit issues and build loan loss reserves, conservation of capital is of the top priority of any prudent financial institution in the current economic environment. This necessitated this quarter’s dividend action which, while painful for our shareholders, enables us to conserve approximately $3.9 million of capital per quarter for reinvestment in balance sheet strength.  We understand the importance of dividends to our shareholders and, after careful consideration, feel this reduction is the right thing to do to safeguard their long-term investment in Harleysville National Corporation.”

In addition, the Board of Directors has determined that it will withdraw its previously-submitted application under the U.S. Treasury Department’s Capital Purchase Program, (“CPP”) as part of the Troubled Asset Relief Program (“TARP”).  Geraghty, on behalf of the Corporation, said, “Harleysville continues its efforts to return to ‘Well-Capitalized’ under regulatory guidelines, but at this time we believe that the TARP program is not the best course of action for us.  We are exploring alternative sources of capital.”

Key Financial Metrics

The following is an overview of the key financial metrics for the quarter:
·
Total assets were $5.6 billion at March 31, 2009, an increase of 45.0% or $1.8 billion over $3.9 billion at March 31, 2008.  Willow Financial had assets of approximately $1.6 billion at the acquisition date of December 5, 2008.

·
Loans increased $1.1 billion and deposits grew $1.2 billion from March 31, 2008.  Adjusted for the Willow Financial acquisition, organic loan growth was approximately $81.3 million or 3.3%, and deposits grew by $240.4 million or 8.1%.

·
Net interest income on a tax equivalent basis in the first quarter of 2009 increased $11.6 million or 44.5% from the same period in 2008 mainly as a result of the Willow Financial acquisition.  The net interest margin for the first quarter of 2009 was 3.02% compared to 2.91% for the same period in 2008.

·
Nonperforming assets were $89.5 million at March 31, 2009.  Nonperforming assets as a percentage of total assets increased to 1.58% from 1.43% at December 31, 2008, and 0.69% at March 31, 2008.  Net charge-offs were $4.0 million compared to $798,000 in the first quarter of 2008.

·
Quarterly noninterest income was up $5.3 million from the first quarter of 2008.  Gains on sales of investment securities and loans increased by $3.3 million over last year’s quarter.  Service charges on deposits increased $1.1 million, or 34.7% mainly from Willow Financial deposit accounts.  In addition, first quarter noninterest income includes $1.7 million gain on the sale of the Bank’s merchant credit card business.  A non-cash other-than-temporary impairment charge of $1.3 million on collateralized debt obligation investments in pooled trust preferred securities as well as other investments was also recorded during the first quarter of 2009.

·
Quarterly noninterest expenses were up $14.9 million over the same period in the prior year, driven by the acquisition of Willow Financial.  In addition, FDIC insurance assessments increased by $2.6 million and severance costs were $1.0 million.  Other expenses were $3.5 million higher during the first quarter of 2009 mostly due to Willow Financial including increased professional, consulting and data processing expenses.

Harleysville National Corporation, with assets of $5.6 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.5 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com

- # # # -

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
March 31, 2009
(unaudited)

For the period:		Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
Interest Income	$63,638	$54,583	$49,942	$49,353	$52,416
Interest Expense	28,334	25,136	24,645	24,164	28,209
Net Interest Income	35,304	29,447	25,297	25,189	24,207
Provision for Loan Losses	7,121	7,920	2,580	3,107	1,960
Net Interest Income after
Provision for Loan Losses	28,183	21,527	22,717	22,082	22,247

Service Charges	4,194	3,666	3,424	3,312	3,113
Gain on Sales of Investment Securities, Net	1,952	2,417	-	97	128
Other-than-temporary Impairment of Available for Sale Securities	(1,344)	(1,923)	-	-	-
Gain (Loss) on Sales of Loans, Net	1,698	136	(5)	219	207
Wealth Management Income	4,322	5,888	3,862	4,615	4,279
Bank-Owned Life Insurance Income	778	730	706	657	684
Other Income	4,559	2,430	2,458	2,696	2,421
Total Noninterest Income	16,159	13,344	10,445	11,596	10,832

Salaries, Wages and Employee Benefits	20,279	14,509	13,539	14,201	13,859
Occupancy	4,206	2,663	2,412	2,441	2,585
Furniture and Equipment	1,608	1,181	1,074	1,083	1,094
Intangibles Expense	948	2,211	678	631	688
FDIC Deposit Insurance	2,787	1,164	551	204	163
Merger Charges	-	2,456	974	-	-
Other Expenses	8,793	7,109	5,925	5,898	5,329
Total Noninterest Expense	38,621	31,293	25,153	24,458	23,718

Income Before Income Taxes	5,721	3,578	8,009	9,220	9,361
Income Tax (Benefit) Expense	1,126	(245)	1,370	1,893	2,057
Net Income	$4,595	$3,823	$6,639	$7,327	$7,304

Per Common Share Data:
Weighted Average Common Shares - Basic	42,990,542	34,695,062	31,385,257	31,359,011	31,346,833
Weighted Average Common Shares - Diluted	43,018,233	34,843,058	31,551,026	31,521,608	31,522,736
Net Income Per Share - Basic	$0.11	$0.11	$0.21	$0.24	$0.23
Net Income Per Share - Diluted	$0.11	$0.11	$0.21	$0.23	$0.23
Cash Dividend Per Share	$0.10	$0.20	$0.20	$0.20	$0.20
Book Value	$11.00	$11.05	$9.90	$10.45	$10.95
Market Value	$6.06	$14.44	$16.98	$11.16	$14.42

	2009	2008	2008	2008	2008
Asset Quality Data:	1Q	4Q	3Q	2Q	1Q
Nonaccrual Loans	$85,393	$75,060	$36,278	$36,284	$23,819
90 + Days Past Due Loans	2,073	1,849	1,275	1,676	1,702
Nonperforming Loans	87,466	76,909	37,553	37,960	25,521
Net Assets in Foreclosure	2,008	1,626	1,221	1,189	1,536
Nonperforming Assets	$89,474	$78,535	$38,774	$39,149	$27,057
Loan Loss Reserve	$53,062	$49,955	$31,668	$31,174	$28,490
Loan Loss Reserve / Loans	1.47%	1.36%	1.25%	1.25%	1.15%
Loan Loss Reserve / Nonperforming Loans	60.7%	65.0%	84.3%	82.1%	111.6%
Nonperforming Assets / Total Assets	1.58%	1.43%	0.98%	1.01%	0.69%
Net Loan Charge-offs	$4,014	$2,558	$2,086	$423	$798
Net Loan Charge-offs (annualized)
/ Average Loans	0.44%	0.36%	0.33%	0.07%	0.13%

	2009	2008	2008	2008	2008
Selected Ratios (annualized):	1Q	4Q	3Q	2Q	1Q
Return on Average Assets	0.33%	0.35%	0.68%	0.76%	0.75%
Return on Average Shareholders' Equity	3.88%	4.40%	8.20%	8.79%	8.55%
Yield on Earning Assets (FTE)	5.29%	5.69%	5.76%	5.80%	6.07%
Cost of Interest Bearing Funds	2.53%	2.82%	3.10%	3.12%	3.60%
Net Interest Margin (FTE)	3.02%	3.16%	3.02%	3.06%	2.91%
Leverage Ratio	6.33%	8.19%	8.13%	8.18%	8.07%

Balance Sheet (Period End):	2009	2008	2008	2008	2008
	1Q	4Q	3Q	2Q	1Q
Assets	$5,646,195	$5,490,509	$3,949,730	$3,882,232	$3,894,019
Earning Assets	5,109,083	4,944,126	3,626,352	3,544,587	3,569,040
Investment Securities	1,179,213	1,231,661	983,349	1,014,134	1,048,915
Loans	3,615,775	3,685,244	2,539,037	2,501,968	2,481,930
Other Earning Assets	314,095	27,221	103,966	28,485	38,195
Interest-Bearing Liabilities	4,585,275	4,449,461	3,221,921	3,114,993	3,129,316
Total Deposits	4,147,418	3,938,432	3,018,276	2,865,148	2,987,907
Noninterest-Bearing Deposits	497,921	479,469	343,308	362,750	355,027
Interest-Bearing Checking	579,922	556,855	430,607	422,850	399,178
Money Market	1,074,892	1,042,302	727,693	756,588	854,831
Savings	309,767	270,885	182,342	183,226	171,337
Time Deposits	1,684,916	1,588,921	1,334,326	1,139,734	1,207,534
Total Borrowed Funds	935,778	990,498	546,953	612,595	496,436
Federal Home Loan Bank	515,993	522,671	213,755	223,764	208,774
Other Borrowings	419,785	467,827	333,198	388,831	287,662
Shareholders' Equity	473,713	474,707	310,994	327,910	343,282

Balance Sheet (Average):	2009	2008	2008	2008	2008
	1Q	4Q	3Q	2Q	1Q
Assets	$5,580,099	$4,341,741	$3,899,593	$3,856,900	$3,890,959
Earning Assets	5,047,766	3,956,963	3,580,454	3,552,208	3,590,965
Investment Securities	1,209,012	1,072,468	1,002,901	1,029,502	1,043,566
Loans	3,666,744	2,860,891	2,522,034	2,491,894	2,463,242
Other Earning Assets	172,010	23,604	55,519	30,812	84,157
Interest-Bearing Liabilities	4,543,033	3,550,359	3,158,464	3,114,520	3,151,996
Total Deposits	4,062,577	3,289,483	2,923,815	2,900,523	2,977,052
Noninterest-Bearing Deposits	472,687	445,495	348,183	340,802	324,120
Interest-Bearing Checking	560,239	444,141	428,078	415,398	436,828
Money Market	1,060,299	820,395	739,931	804,890	822,411
Savings	286,317	212,081	182,403	176,917	156,211
Time Deposits	1,683,035	1,367,371	1,225,220	1,162,516	1,237,482
Total Borrowed Funds	953,143	706,371	582,832	554,799	499,064
Federal Home Loan Bank	520,592	289,245	217,717	213,860	211,607
Other Borrowings	432,551	417,126	365,115	340,939	287,457
Shareholders' Equity	480,491	345,887	322,077	335,311	343,400

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended March 31, 2009			Three Months Ended March 31, 2008
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$885,819	$11,786	5.40%	$753,468	$9,754	5.21%
Non-taxable investments (2)	323,193	5,325	6.68%	290,098	4,356	6.04%
Total investment securities	1,209,012	17,111	5.74%	1,043,566	14,110	5.44%
Federal funds sold and deposits in banks	172,010	127	0.30%	84,157	694	3.32%
Loans(2) (3)	3,666,744	48,658	5.38%	2,463,242	39,405	6.43%
Total earning assets	5,047,766	65,896	5.29%	3,590,965	54,209	6.07%
Noninterest-earning assets	532,333			299,994
Total assets	$5,580,099			$3,890,959

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,906,855	6,171	1.31%	$1,415,450	8,095	2.30%
Time	1,683,035	14,693	3.54%	1,237,482	14,501	4.71%
Total interest-bearing deposits	3,589,890	20,864	2.36%	2,652,932	22,596	3.43%
Borrowed funds	953,143	7,470	3.18%	499,064	5,613	4.52%
Total interest-bearing liabilities	4,543,033	28,334	2.53%	3,151,996	28,209	3.60%
Noninterest-bearing liabilities:
Demand deposits	472,687			324,120
Other liabilities	83,888			71,443
Total noninterest-bearing liabilities	556,575			395,563
Total liabilities	5,099,608			3,547,559
Shareholders' equity	480,491			343,400
Total liabilities and shareholders' equity	$5,580,099			$3,890,959

Net interest spread			2.76%			2.47%
Effect of noninterest-bearing sources			0.26%			0.44%
Net interest income/margin on earning assets		$37,562	3.02%		$26,000	2.91%
Less tax equivalent adjustment		2,258			1,793
Net interest income		$35,304			$24,207

Regulatory Capital

	Actual
As of March 31, 2009	Amount	Ratio

Total Capital (to risk weighted assets):
Corporation	$388,884	9.39%
Harleysville National Bank	375,036	9.07%
Tier 1 Capital (to risk weighted assets):
Corporation	337,084	8.14%
Harleysville National Bank	323,355	7.82%
Tier 1 Capital (to average assets):
Corporation	337,084	6.33%
Harleysville National Bank	323,355	6.09%

As of December 31, 2008

Total Capital (to risk weighted assets):
Corporation	$384,522	8.88%
Harleysville National Bank	370,552	8.58%
Tier 1 Capital (to risk weighted assets):
Corporation	334,467	7.73%
Harleysville National Bank	320,497	7.42%
Tier 1 Capital (to average assets):
Corporation	334,467	8.19%
Harleysville National Bank	320,497	7.88%

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.